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                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C.  20549

                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report - March 20, 2000


                    FIVE STAR BROADBAND WIRELESS, INC.
              (Name of small business issuer in its charter)


          Kansas                          0-28783             48-1207793
(State or other jurisdiction of         (Commission         (IRS Employer
incorporation or organization)          File Number)        I. D. Number)

    8136 S. Harvard, Tulsa, Oklahoma                          74137
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:    (918) 499-1600


                         FIVE STAR RESOURCES, INC.
                             (Former Name)

               106 S. Parkdale, Wichita, Kansas   67209
                           (Former Address)



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On March 20, 2000, Five Star Broadband Wireless, Inc. (formerly Five Star Resources, Inc.) authorized the issuance of 42,000,000 shares and then issued 31,500,000 of these shares to Jack R. Lindley and Dick D. Ikler and their assigns for all of their interest in a Sales Agency Agreement executed between them and GKD, Inc d.b.a. TelCom One, a private Oklahoma corporation. This share issuance caused a change in control of the Company from Arthur Sykes, Jr. and Jereta Sykes to Jack R. Lindley and Dick D. Ikler. There were previously 10,380,661 shares outstanding of Five Star, and after the transaction occurred there were 41,880,661 shares outstanding. Before the share issuance Arthur Sykes, Jr. and Jereta Sykes owned 7,306,557 shares (70.39%) of the Company. After the transaction they owned the same number of shares, but only 17.45% of the Company. The 31,500,000 shares were issued Jack R. Lindley, Dick D. Ikler and their assigns, so now this group owns 75.21% of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Five Star Broadband Wireless, Inc. acquired full interest in a Sales Agency Agreement by issuing 31,500,000 shares to Jack R. Lindley, Dick D. Ikler, and their assigns (see Item 1) on March 20, 2000. The value assigned to the asset acquired was placed at $158,000.

Five Star had previously acquired 40% of U.S. Wireless (20,000) shares from January 31, 2000 through March 9, 2000 for total consideration of $136,000. U. S. Wireless, Inc. holds and owns a licensing and service agreement between itself and GKD, Inc., d.b.a. TelComOne for the marketing and sales of voice and data communications services (wired and wireless) to be used for the TelCom One Phone Store located in Wichita, Kansas.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
             AND EXHIBITS.

	Financial Statements - Financial statements of the business acquired and any required pro forma financial information will be filed by amendment within 60 days of the filing of this 8-K.


	Exhibits  -  Sales Agency Agreement



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FIVE STAR BROADBAND WIRELESS, INC.


Date:   April 3, 2000                /s/ DEBORAH L. HACKLER
                                   Deborah L. Hackler, Secretary


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EXHIBIT


                            SALES AGENCY AGREEMENT


	This agreement, made this 15th day of March, 2000, between GKD, Inc. d.b.a. TelCom One, an Oklahoma Corporation, having its principal place of business at 6801 S. Western #206, Oklahoma City, OK 73139 (hereinafter referred to as the "Company") and Jack R. Lindley, 8136 S. Harvard, Tulsa, OK 74137, and Dick D. Ikler, 11032 Spring Hollow Road, Oklahoma City, OK 73120 (hereinafter referred to as "Sales Agents");

	WITNESSETH:

	WHEREAS, the Company is engaged in the business of providing high-speed wireless internet access and other wireless services to consumers nationwide; and

	WHEREAS, the Company desires to appoint the Sales Agents and the Sales Agents desire to become sales representatives of the Company's services to the target market of apartment complexes; and

	WHEREAS, the Company further desires to appoint the Sales Agents and the Sales Agents desire to become sales representatives of the Company's services to other markets as they present themselves, including, but not limited to hotels, motels, restaurants, office buildings, universities, colleges, and residential markets, said terms and compensation to be determined in future agreements; and

	WHEREAS, the Company and the Sales Agents are each aware that the Company in not granting an exclusive right to Sales Agents to sell its products to the target market, nor are Sales Agents acting in an exclusive capacity selling to the target market for the Company; and

	NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

	First:  Territory:  The Company hereby appoints Jack R. Lindley  and Dick
	D. Ikler, and their successors and assigns, as set out in paragraph Thirteenth, only, as Sales Agents to sell the Company's services to apartment complexes in the following territory: The continental United States of America, and such other territories as both parties may hereafter agree in writing.

	Second: Technical and Support Services: The Company agrees to provide technical assistance and support services to Sales Agents as is reasonable and necessary, as agreed by both parties, to market the Company's services, contact prospective clients and set up new accounts. The support services shall include, but are not limited to, current sales brochures and other written literature or audio-visual materials explaining the services offered by the Company, and education and training of sales agents and their employees, said education and training to be reasonable, as determined by both parties. Any unused materials provided by the Company to the Sales Agents for sales support shall be returned to the Company upon the termination of this agreement.

	Third: Equipment Requirements: The Company agrees to install and maintain all equipment necessary to provide their services to the customers obtained by the efforts of the Sales Agents, after those customers have been approved by the Company.

	Fourth: Accounts: The Sales Agents agree to furnish promptly and regularly to the Company names and addresses of the clients and/or properties they contact, and the Company agrees that upon receipt of that information, via facsimile, those clients and/or properties shall become the exclusive accounts of the Sales Agents, and shall not be contacted, for sales purposes, by the Company or any other agents or assigns of the Company without the written consent of Sales Agents. For the purposes of this agreement, "contact" shall be defined as a direct interaction between Sales Agent and the prospective cline, for the purposes of subscribing to the services offered by the Company.

	Fifth: Inquiries for Services: The Company agrees to forward any inquiries it receives, either directly or indirectly, from the target market (apartment complexes), concerning the services the Company provides, that the Company or its agents or assigns is unable or unwilling to service, to the Sales Agents. Those referrals shall automatically become the exclusive accounts or the Sales Agents, without the notification to the Company by the Sales Agents, as required in Paragraph Fourth above.

	Sixth: Billing: The Company agrees to bill and use reasonable efforts to collect for all services sold by Sales Agents on it's behalf.

	Seventh: Commissions: The Company agrees to pay the Sales Agents a commission of one-half of the net revenue received from the sales of the Company's services under the terms of this agreement. For the purposes of this agreement, the Company agrees that "net revenue" is defined as the sums billed and collected above the per unit base cost. "Base cost" is defined as the sum necessary to provide and install the equipment necessary to provide the services of the Company to an apartment complex. The Company further agrees that for an apartment complex with 200 units or more, its base cost is $5.00 per unit per month. The Commissions due the Sales Agents shall be paid monthly, on the 10th day of each month, unless otherwise agreed to in writing by the parties, and provided a full and complete accounting of collected revenues and sales on a quarterly basis. The Sales Agents reserve the right to employ an independent auditor to review the sales and cost records of the Company from time to time, as is reasonable, and the Company agrees that it will cooperate with such independent auditor in a reasonable manner. The parties agree that the pricing structure is subject to review and reevaluation on a six-month basis.

	Eighth: Expenses: Sales Agents shall be responsible for all of their expenses and costs relating to their actions in marketing and selling the Company's services. This shall include any compensations to other sales personnel as set out in Paragraph Tenth, below. The Company shall be responsible for the expenses of the technical service and support provided to Sales Agents, as set out in Paragraph Second above.

	Ninth: Term: The duration of this agreement shall be for a period of five years, with an option to renew for an additional five years, with any further renewals subject to the further agreement of both parties. The event of the failure of either party to faithfully perform the covenants contained in this agreement shall entitle the other party to pursue such remedies as are provided by the laws of the State of Oklahoma.

	Tenth: Sales Agents May Employ Sales Personnel: The Sales Agents shall have full authority to employ such sales personnel and at such compensation and on such other conditions as they deem proper to sell in the territory herein set forth the services of the Company.

	Eleventh: Governing Law: This agreement shall be constructed and performed according to the laws of the State of Oklahoma.

 	Twelfth: Entire Agreement: This agreement supersedes all prior agreements and understandings between the parties and cannot be modified or changed by any oral or verbal promise or statement by whomsoever made. This agreement can only be modified or changed by written agreement of both parties.

	Thirteenth: Sales Agents May Assign: The Sales Agents shall have the right to assign their rights in this agreement to a corporation wherein Jack R. Lindley is an active participant.

	Fourteenth: Binding Agreement: This agreement shall be binding upon the successors and assigns of the Company, and any other entities, firms or other forms of business associated with the Company's wireless internet business; and shall be binding upon the successors and assigns of the Sales Agents.

	IN WITNESS WHEREOF, the parties have signed this agreement on the day and year first above written.



	GKD, Inc., d.b.a. TelCom One



	By s/ Ronald Baker                  	s/  Jack R. Lindley
	   Ronald Baker							Jack R. Lindley
		President

											s/ Dick D. Ikler
											Dick D. Ikler